Exhibit 99.1

FOR IMMEDIATE RELEASE

SBA Communications Corporation Reports Fourth Quarter 2025 Results;

Provides Full Year 2026 Outlook; and Declares Quarterly Cash Dividend

Boca Raton, Florida, February 26, 2026 (BUSINESS NEWSWIRE) – SBA Communications Corporation (Nasdaq: SBAC) (“SBA” or the “Company”) today reported results for the quarter ended December 31, 2025.

Highlights of the fourth quarter include:

•	Net income of $370.4 million or $3.47 per share

•	Industry-leading AFFO per share of $3.19

•	Repurchased 1.1 million shares throughout the quarter and subsequent to quarter end

•	Industry leading dividend growth

In addition, the Company announced today that its Board of Directors has declared a quarterly cash dividend of $1.25 per share of the Company’s Class A Common Stock, an increase of approximately 13% over the dividend paid in the fourth quarter. The distribution is payable March 27, 2026 to the shareholders of record at the close of business on March 13, 2026.

“Today we are pleased to announce a solid finish to 2025, with positive fourth quarter financial and operating results,” commented Brendan Cavanagh, President and Chief Executive Officer. “Globally, we continued to see our carrier customers invest in their networks, both densifying and expanding their coverage footprints. The deployment of new spectrum bands, compliance with regulatory requirements and the advancement of 5G use cases like Fixed Wireless Access all contributed to this investment and will continue to drive further organic growth across our portfolio. During the fourth quarter, we also closed on the majority of the remaining sites purchased from Millicom International in Central America, strengthening our position across this region, and our teams are actively working to integrate these sites into our portfolio. In addition, since the date of our last earnings release, we have spent $175 million to repurchase and retire over 916 thousand shares of our common stock at an immediately accretive average price of $191.00 per share. Lastly, in today’s press release, we have provided our initial 2026 full year outlook. Our outlook incorporates the full removal of all contracted revenue from EchoStar. While we intend to pursue our contracted legal rights to these amounts, we believe excluding these revenues provides the cleanest view of our forward expectations given the existing dispute and lack of payment from this customer. Our outlook contemplates continued steady contributions across all of our markets from each of our key customers. This outlook is also supportive of today’s announced dividend increase of 13%. This dividend on an annual basis represents approximately 41% of AFFO in our 2026 outlook, leaving us with significant capital available for potential additional portfolio growth and potential stock repurchases. Our business remains strong, and we are excited about the long-term future of wireless growth.”

Operating Results

The table below details select financial results for the three months ended December 31, 2025 and comparisons to the prior year period.

					% Change
					excluding
	Q4 2025	Q4 2024	$ Change	% Change	FX (1)
Consolidated	($ in millions, except per share amounts)
Site leasing revenue	$666.2	$646.3	$19.9	3.1%	1.6%
Site development revenue	53.4	47.4	6.0	12.7%	12.7%
Site leasing segment operating profit (2)	535.5	530.2	5.3	1.0%	(0.2%)
Tower cash flow (1)	532.2	527.8	4.4	0.8%	(0.4%)
Net cash interest expense	116.7	89.5	27.2	30.4%	30.6%
Net income (3)	370.4	178.8	191.6	107.2%	39.9%
Earnings per share — diluted	3.47	1.61	1.87	116.2%	41.8%
Adjusted EBITDA (1)	486.0	489.3	(3.3)	(0.7%)	(1.9%)
AFFO (1)	340.4	375.1	(34.7)	(9.2%)	(10.7%)
AFFO per share (1)	3.19	3.47	(0.28)	(8.1%)	(9.5%)

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.
(2)	Site leasing contributed 98.4% and 97.9% of the Company’s total operating profit in the fourth quarter of 2025 and 2024, respectively.
(3)

Net income includes a $10.3 million loss and $77.8 million loss, net of taxes, on the currency-related remeasurement of intercompany loans with foreign subsidiaries which are denominated in a currency other than the subsidiaries’ functional currencies for the fourth quarter of 2025 and 2024, respectively. Net income in the fourth quarter of 2025 also included a $226.3 million gain on the sale of substantially all of the Company’s operations in Canada.

The table below details select financial results by segment for the three months ended December 31, 2025 and comparisons to the prior year period.

					% Change
					excluding
	Q4 2025	Q4 2024	$ Change	% Change	FX
	($ in millions)
Domestic site leasing revenue	$464.5	$471.8	$(7.3)	(1.6%)	(1.6%)
Domestic cash site leasing revenue (1)	466.0	472.3	(6.3)	(1.3%)	(1.3%)
Domestic site leasing segment operating profit	393.2	403.0	(9.8)	(2.4%)	(2.4%)
Domestic site leasing tower cash flow (1)	393.5	401.0	(7.5)	(1.9%)	(1.9%)
Int’l site leasing revenue	201.7	174.5	27.2	15.6%	10.2%
Int’l cash site leasing revenue (1)	197.4	173.8	23.6	13.6%	8.2%
Int’l site leasing segment operating profit	142.3	127.2	15.1	11.9%	6.8%
Int’l site leasing tower cash flow (1)	138.7	126.8	11.9	9.4%	4.3%

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.

The table below details key margins for the three months ended December 31, 2025 and comparisons to the prior year period.

	Q4 2025	Q4 2024
Tower Cash Flow Margin (1)	80.2%	81.7%
Adjusted EBITDA Margin (1)	67.8%	70.6%

(1)	See the reconciliations and other disclosures under “Non-GAAP Financial Measures” later in this press release.

Investing Activities

During the fourth quarter of 2025, SBA acquired 2,026 communication sites, including 2,020 sites from the previously announced Millicom transaction, for total cash consideration of $236.4 million. SBA also built 164 towers during the fourth quarter of 2025. As of December 31, 2025, SBA owned or operated 46,328 communication sites, 17,394 of which are located in the United States and its territories and 28,934 of which are located internationally. In addition, the Company spent $17.1 million to purchase land and easements and to extend lease terms. Total cash capital expenditures for the fourth quarter of 2025 were $457.1 million (of which $139.6 million related to purchases from the third quarter), consisting of $15.7 million of non-discretionary cash capital expenditures (tower maintenance and general corporate) and $441.4 million of discretionary cash capital expenditures (new tower builds, tower augmentations, acquisitions, and purchasing land and easements).

Subsequent to quarter end, the Company closed on an acquisition for the rights to land underneath approximately 3,900 communication sites in Guatemala for $109.0 million. As of the date of this press release, the Company purchased or is under contract to purchase 48 communication sites for an aggregate consideration of $45.0 million in cash, which it expects to close by the end of the second quarter of 2026.

On October 15, 2025, the Company sold substantially all of its operations in Canada.

Financing Activities and Liquidity

SBA ended the fourth quarter of 2025 with $13.0 billion of total debt, $10.0 billion of total secured debt, $0.4 billion of cash and cash equivalents, short-term restricted cash, and short-term investments, and $12.5 billion of Net Debt. SBA’s Net Debt and Net Secured Debt to Annualized Adjusted EBITDA Leverage Ratios were 6.4x and 4.9x, respectively.

On January 9, 2026, the Company, using borrowings from the Revolving Credit Facility, repaid the aggregate principal amount of the 2020-1C Tower Securities ($750.0 million) and on January 30, 2026, the Company repaid $39.5 million of the principal amount of the 2020-2R Tower Securities. The remaining balance of the 2020-2R Tower Securities is $31.6 million.

As of the date of this press release, the Company had $1.205 billion outstanding under its $2.0 billion Revolving Credit Facility.

During the fourth quarter of 2025, the Company repurchased 1.1 million shares of its Class A common stock for $213.0 million at an average price per share of $191.07 under its $1.5 billion stock repurchase plan. Subsequent to the fourth quarter of 2025, the Company repurchased an additional 12 thousand shares of its Class A common stock for $2.2 million at an average price per share of $188.66. The Company has repurchased 2.5 million shares of its Class A common stock for $500.0 million at an average price per share of $200.67 during 2025 and through the date of this press release. After these repurchases, the Company had $1.1 billion of authorization remaining under the plan. Shares repurchased were retired.

In the fourth quarter of 2025, the Company declared and paid a cash dividend of $118.2 million.

Outlook

The Company is providing its initial full year 2026 Outlook for anticipated results. The 2026 Outlook provided is based on a number of assumptions that the Company believes are reasonable at the time of this press release.

Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in the Company’s filings with the Securities and Exchange Commission.

The Company’s full year 2026 Outlook assumes the acquisitions of only those communication sites under contract which are expected to close in 2026 at the time of this press release. The Company may spend additional capital in 2026 on acquiring revenue producing assets not yet identified or under contract, the impact of which is not reflected in the 2026 Outlook. The 2026 Outlook also does not contemplate any additional repurchases of the Company’s stock or new debt financings during 2026 (other than the refinancing of the 2021-1C Tower Securities as discussed below), although the Company may ultimately spend capital to repurchase stock or issue new debt during the remainder of the year.

The Company’s 2026 Outlook assumes an average foreign currency exchange rate of 5.20 Brazilian Reais to 1.0 U.S. Dollar, 2,525 Tanzanian Shillings to 1.0 U.S. Dollar, and 16.40 South African Rand to 1.0 U.S. Dollar throughout 2026. When compared to 2025 actual foreign currency exchange rates, these 2026 foreign currency rate assumptions positively impacted the 2026 full year Outlook by approximately $34.4 million for leasing revenue, $23.9 million for Tower Cash Flow, $21.4 million for Adjusted EBITDA, and $20.2 million for AFFO.

(in millions, except per share amounts)	Full Year 2026
Site leasing revenue	$2,625.0	to	$2,650.0
Site development revenue	$190.0	to	$210.0
Total revenues	$2,815.0	to	$2,860.0
Tower Cash Flow (1)	$2,082.0	to	$2,102.0
Adjusted EBITDA (1)	$1,912.0	to	$1,932.0
Net cash interest expense (2)(3)	$492.0	to	$500.0
Non-discretionary cash capital expenditures (4)	$67.0	to	$77.0
AFFO (1)	$1,260.0	to	$1,308.0
AFFO per share (1) (5)	$11.84	to	$12.29
Discretionary cash capital expenditures (6)	$430.0	to	$450.0

(1)	See the reconciliation of this non-GAAP financial measure presented below under “Non-GAAP Financial Measures.”
(2)	Net cash interest expense is defined as interest expense less interest income. Net cash interest expense does not include amortization of deferred financing fees or non-cash interest expense.
(3)

For purposes of the Outlook, the Company has assumed that the $1,165.0 million 2021-1C Tower Securities (which have an anticipated repayment date of November 9, 2026) would be refinanced prior to the fourth quarter at a fixed rate of 5.25%; however, the Company does not currently have any specific refinancing plans and the actual date and rate of any refinancing is subject to market conditions.

(4)	Consists of tower maintenance and general corporate capital expenditures.
(5)

Outlook for AFFO per share is calculated by dividing the Company’s outlook for AFFO by an assumed weighted average number of diluted common shares of 106.4 million. Outlook does not include the impact of any potential future repurchases of the Company’s stock during 2026.

(6)

Consists of new tower builds, tower augmentations, communication site acquisitions and ground lease purchases. Does not include easements or payments to extend lease terms and expenditures for acquisitions of revenue producing assets not under contract at the date of this press release.

Bridge of 2025 Total Site Leasing Revenue to 2026 Outlook

The table below presents a bridge of the Company’s 2025 Site Leasing Revenue to the Company’s 2026 Outlook for 2026 Site Leasing Revenue by reportable segment.

(in millions)	Consolidated			Domestic			International
2025 Total Site Leasing Revenue	$	2,571		$	1,866		$	705
(+) New Leases and Amendments	52	to	58	33	to	37	19	to	21
(+) Escalations	71	to	74	51	to	52	20	to	22
(-) Sprint Consolidation Churn	(56)	to	(55)	(56)	to	(55)	—	to	—
(-) EchoStar Churn	(56)	to	(56)	(56)	to	(56)	—	to	—
(-) Regular Churn	(64)	to	(57)	(24)	to	(21)	(40)	to	(36)
(+) Non-Organic Revenue (1)	86	to	86	4	to	4	82	to	82
(+ / -) Straight-line Revenue	(4)	to	1	(12)	to	(9)	8	to	10
(+ / -) FX	34	to	34	—	to	—	34	to	34
(+ / -) Other (2)	(9)	to	(6)	(9)	to	(7)	—	to	1

2026 Total Site Leasing Revenue	$2,625	to	$2,650	$1,797	to	$1,811	$828	to	$839

(1)	Includes contributions from acquisitions and new infrastructure builds.
(2)	Includes pass-through reimbursable expenses, amortization of capital contributions for tower augmentations, managed and non-macro business and other miscellaneous items.

Conference Call Information

SBA Communications Corporation will host a conference call on Thursday, February 26, 2026 at 5:00 PM (EST) to discuss the quarterly results. The call may be accessed as follows:

When:	Thursday, February 26, 2026 at 5:00 PM (EST)
Dial-in Number:	(202) 735-3323
Access Code:	6944126
Conference Name:	SBA Fourth quarter 2025 results
Replay Available:	February 27, 2026 at 12:01 AM to March 28, 2026 at 12:00 AM (TZ: Eastern)
Replay Number:	(888) 430-6523
Internet Access:	www.sbasite.com

Information Concerning Forward-Looking Statements

This press release and the Company’s earnings call include forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) its outlook for financial and operational performance in 2026, the assumptions it made and the drivers contributing to its initial full year Outlook, (ii) the drivers of growth for wireless antennae in the U.S. and in each of our international markets, the ability of the Company to capitalize on such growth and the impact on the Company’s future financial and operational outlook, (iii) the ability to execute its growth strategies and the impacts to its financial performance, (iv) the impact of new technology upgrades, spectrum auctions, and consumer demand for fixed wireless on our customers’ wireless networks; (v) the potential of 6G to drive future demand for wireless antennae (vi) the timing of closing for currently pending acquisitions, (vii) tower portfolio growth and its long-term growth potential, (viii) our capital allocation policy, including the use of capital for portfolio growth, share repurchases, and dividends , (ix) the strength of its balance sheet and ability to generate significant free cash flow, (x) its customers’ ongoing network investments (xi) the Company’s ability to meet customers’ network needs, (xii) domestic and international churn in 2026 and future years, (xiii) its target leverage range, (xiv) its commitment to being an investment grade issuer, and (xv) its ability to become the dominant independent tower operator in Central America.

The Company wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in the Company’s business as well as other important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to the Company’s expectations regarding all of these statements, including its financial and operational guidance, such risk factors include, but are not limited to: (1) the impact of macro-economic conditions, including high interest rates, unemployment rates, tariffs, inflation, consumer confidence and financial market volatility on (a) the ability and willingness of wireless service providers to maintain or increase their capital expenditures, (b) the Company’s business and results of operations, and on foreign currency exchange rates and (c) consumer discretionary income and demand for wireless services, (2) the Company’s ability to recognize anticipated revenues, tower cash flows and other anticipated benefits from its acquisitions, (3) the economic climate for the wireless communications industry in general and the wireless communications infrastructure providers in the United States and in the Company’s other international markets; (4) the Company’s ability to accurately identify and manage any risks associated with its acquired sites, to effectively integrate such sites into its business and to achieve the anticipated financial results; (5) the Company’s ability to secure and retain as many site leasing tenants as planned at anticipated lease rates; (6) the Company’s ability to manage expenses and cash capital expenditures at anticipated levels; (7) the impact of continued consolidation among wireless service providers in the U.S. and internationally, on the Company’s leasing revenue, including churn; (8) the Company’s ability to successfully manage the risks associated with international operations, including risks associated with foreign currency exchange rates; (9) the Company’s ability to secure and deliver anticipated services business at contemplated margins; (10) the Company’s ability to acquire land underneath towers on terms that are accretive; (11) the Company’s ability to obtain future financing at commercially reasonable rates or at all; (12) the Company’s ability to achieve the new builds targets included in its anticipated annual portfolio growth goals, which will depend, among other things, on obtaining zoning and regulatory approvals, availability and cost of labor and supplies, and other factors beyond the Company’s control that could affect the Company’s ability to build additional towers in 2026; (13) whether technology upgrades, spectrum auctions, consumer demand for fixed wireless and other developments will drive demand in the US and in the Company’s other international markets for wireless services, wireless antennas and towers as anticipated; (14) the ability of our customers to perform under their financial and contractual obligations; and (15) the Company’s ability to meet its total portfolio growth, which will depend, in addition to the new build risks, on the Company’s ability to identify and acquire sites at prices and upon terms that will provide accretive portfolio growth, competition from third parties for such acquisitions and our ability to negotiate the terms of, and acquire, these potential tower portfolios on terms that meet our internal return criteria.

With respect to its expectations regarding the ability to close, and realize the benefits of, pending acquisitions, these factors also include each party satisfactorily completing due diligence, the ability to receive required regulatory approval, the ability and willingness of each party to fulfill their respective closing conditions and their contractual obligations and, with respect to the Company’s acquisitions, the amount and quality of due diligence that the Company is able to complete prior to closing of any acquisition and the availability of cash on hand or borrowing capacity under the Revolving Credit Facility to fund the consideration, its ability to accurately anticipate the future performance of the acquired towers and any challenges or costs associated with the integration of such towers. With respect to the repurchases under the Company’s stock repurchase program, the amount of shares repurchased, if any, and the timing of such repurchases will depend on, among other things, the trading price of the Company’s common stock, which may be positively or negatively impacted by the repurchase program, market and business conditions, the availability of stock, the Company’s financial performance or determinations following the date of this announcement in order to use the Company’s funds for other purposes. Furthermore, the Company’s forward-looking statements and its 2026 outlook assumes that the Company continues to qualify for treatment as a REIT for U.S. federal income tax purposes and that the Company’s business is currently operated in a manner that complies with the REIT rules and that it will be able to continue to comply with and conduct its business in accordance with such rules. In addition, these forward-looking statements and the information in this press release is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s most recently filed Annual Report on Form 10-K.

This press release contains non-GAAP financial measures. Reconciliation of each of these non-GAAP financial measures and the other Regulation G information is presented below under “Non-GAAP Financial Measures.”

This press release will be available on our website at www.sbasite.com.

About SBA Communications Corporation

SBA Communications Corporation is a leading independent owner and operator of wireless communications infrastructure including towers, buildings, rooftops, distributed antenna systems (DAS) and small cells. With a portfolio of more than 46,000 communications sites throughout the Americas and in Africa, SBA is listed on NASDAQ under the symbol SBAC. Our organization is part of the S&P 500 and one of the top Real Estate Investment Trusts (REITs) by market capitalization. For more information, please visit: www.sbasite.com.

Contacts

Louis Friend, CFA

VP, Finance & Capital Markets

561-322-7850

Maria Alexandra Velez

VP, Corporate Affairs

561-981-7352

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited) (in thousands, except per share amounts)

	For the three months		For the year
	ended December 31,		ended December 31,
	2025	2024	2025	2024
Revenues:
Site leasing	$666,217	$646,335	$2,570,641	$2,526,765
Site development	53,366	47,365	244,498	152,869

Total revenues	719,583	693,700	2,815,139	2,679,634

Operating expenses:
Cost of revenues (exclusive of depreciation, accretion, and amortization shown below):
Cost of site leasing	130,671	116,104	492,000	462,997
Cost of site development	44,750	36,025	198,972	118,730
Selling, general, and administrative expenses (1)	74,362	67,595	277,611	258,756
Acquisition and new business initiatives related adjustments and expenses	8,898	6,567	27,320	25,946
Asset impairment and decommission costs	81,586	19,997	184,165	107,925
Depreciation, accretion, and amortization	80,390	65,073	292,285	269,517

Total operating expenses	420,657	311,361	1,472,353	1,243,871

Operating income	298,926	382,339	1,342,786	1,435,763

Other income (expense):
Interest income	7,224	20,603	31,676	41,962
Interest expense	(123,951)	(110,145)	(467,910)	(399,778)
Non-cash interest expense	1,291	(4,945)	(8,857)	(27,661)
Amortization of deferred financing fees	(5,540)	(5,860)	(21,866)	(21,265)
Loss from extinguishment of debt, net	—	(1,512)	—	(5,940)
Other income (expense), net	254,328	(124,606)	366,209	(250,415)

Total other income (expense), net	133,352	(226,465)	(100,748)	(663,097)

Income before income taxes	432,278	155,874	1,242,038	772,666
(Provision) benefit for income taxes	(61,852)	22,917	(187,582)	(23,989)

Net income	370,426	178,791	1,054,456	748,677
Net (income) loss attributable to noncontrolling interests	(136)	(5,162)	(824)	859

Net income attributable to SBA Communications Corporation	$370,290	$173,629	$1,053,632	$749,536

Net income per common share attributable to SBA Communications Corporation:
Basic	$3.48	$1.61	$9.83	$6.96

Diluted	$3.47	$1.61	$9.80	$6.94

Weighted-average number of common shares
Basic	106,310	107,529	107,207	107,644

Diluted	106,651	108,105	107,533	108,080

(1)

Includes non-cash compensation of $18,512 and $17,259 for the three months ended December 31, 2025 and 2024, respectively, and $73,081 and $71,637 for the year ended December 31, 2025 and 2024, respectively.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par values)

	December 31,	December 31,
	2025	2024
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$264,568	$189,841
Restricted cash	167,804	1,206,653
Accounts receivable, net	171,256	145,695
Costs and estimated earnings in excess of billings on uncompleted contracts	28,152	19,198
Prepaid expenses and other current assets	141,651	417,333

Total current assets	773,431	1,978,720
Property and equipment, net	3,401,799	2,792,084
Intangible assets, net	2,882,117	2,388,707
Operating lease right-of-use assets, net	2,540,229	2,292,459
Acquired and other right-of-use assets, net	1,325,443	1,308,269
Other assets	651,993	657,097

Total assets	$11,575,012	$11,417,336

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS, AND SHAREHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable	$73,034	$59,549
Accrued expenses	93,502	81,977
Current maturities of long-term debt	1,935,802	1,187,913
Deferred revenue	117,309	127,308
Accrued interest	65,036	62,239
Current lease liabilities	299,604	261,017
Other current liabilities	94,014	17,933

Total current liabilities	2,678,301	1,797,936
Long-term liabilities:
Long-term debt, net	10,964,466	12,403,825
Long-term lease liabilities	2,119,258	1,903,439
Other long-term liabilities	588,244	367,942

Total long-term liabilities	13,671,968	14,675,206
Redeemable noncontrolling interests	78,262	54,132
Shareholders’ deficit:
Preferred stock - par value $0.01, 30,000 shares authorized, no shares issued or outstanding	—	—
Common stock - Class A, par value $0.01, 400,000 shares authorized, 105,666 shares and 107,561 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	1,057	1,076
Additional paid-in capital	3,059,427	2,975,455
Accumulated deficit	(7,249,905)	(7,326,189)
Accumulated other comprehensive loss, net	(664,098)	(760,280)

Total shareholders’ deficit	(4,853,519)	(5,109,938)

Total liabilities, redeemable noncontrolling interests, and shareholders’ deficit	$11,575,012	$11,417,336

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited) (in thousands)

	For the three months
	ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$370,426	$178,791
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, accretion, and amortization	80,390	65,073
Loss on remeasurement of U.S. denominated intercompany loans	17,828	116,941
Non-cash compensation expense	19,182	17,934
Non-cash asset impairment and decommission costs	77,987	17,320
Deferred and non-cash income tax benefit	9,808	(30,140)
Gain on sale of assets	(226,664)	(93)
Other non-cash items reflected in the Statements of Operations	47,681	17,484
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts, net	(19,004)	(35,171)
Prepaid expenses and other assets	(58,897)	(2,482)
Operating lease right-of-use assets, net	32,825	26,110
Accounts payable and accrued expenses	(28,455)	(2,193)
Accrued interest	27,217	29,205
Long-term lease liabilities	(32,263)	(32,140)
Other liabilities	(14,036)	(56,470)

Net cash provided by operating activities	304,025	310,169

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisitions	(394,413)	(31,402)
Capital expenditures	(62,728)	(55,549)
Proceeds from sale of assets	290,086	264
Purchase of investments, net	(13,983)	(238,555)
Other investing activities	217	(3,648)

Net cash used in investing activities	(180,821)	(328,890)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under Revolving Credit Facility	195,000	(160,000)
Repayment of Tower Securities	—	(620,269)
Proceeds from issuance of Tower Securities, net of fees	—	2,052,136
Repurchase and retirement of common stock	(216,274)	—
Payment of dividends on common stock	(118,232)	(105,383)
Other financing activities	(3,854)	13,106

Net cash (used in) provided by financing activities	(143,360)	1,179,590

Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(8,217)	(11,704)
NET CHANGE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(28,373)	1,149,165
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH:
Beginning of period	465,394	251,492

End of period	$437,021	$1,400,657

Selected Capital Expenditure Detail

	For the three	For the
	months ended	year ended
	December 31, 2025	December 31, 2025
	(in thousands)
Construction and related costs	$30,740	$108,973
Augmentation and tower upgrades	16,317	57,679
Non-discretionary capital expenditures:
Tower maintenance	14,475	53,547
General corporate	1,196	4,620

Total non-discretionary capital expenditures	15,671	58,167

Total capital expenditures	$62,728	$224,819

Communication Site Portfolio Summary

	Domestic	International	Total
Sites owned at September 30, 2025	17,409	27,172	44,581
Sites acquired during the fourth quarter	6	2,020	2,026
Sites built during the fourth quarter	9	155	164
Sites decommissioned/reclassified/sold during the fourth quarter	(30)	(413)	(443)

Sites owned at December 31, 2025	17,394	28,934	46,328

Segment Operating Profit and Segment Operating Profit Margin

Domestic site leasing and International site leasing are the two segments within our site leasing business. Segment operating profit is a key business metric and one of our two measures of segment profitability. The calculation of Segment operating profit for each of our segments is set forth below.

	Domestic Site Leasing		Int’l Site Leasing		Site Development
	For the three months		For the three months		For the three months
	ended December 31,		ended December 31,		ended December 31,
	2025	2024	2025	2024	2025	2024
	(in thousands)
Segment revenue	$464,551	$471,861	$201,666	$174,474	$53,366	$47,365
Segment cost of revenues (excluding depreciation, accretion, and amort.)	(71,262)	(68,799)	(59,409)	(47,305)	(44,750)	(36,025)

Segment operating profit	$393,289	$403,062	$142,257	$127,169	$8,616	$11,340

Segment operating profit margin	84.7%	85.4%	70.5%	72.9%	16.1%	23.9%

Non-GAAP Financial Measures

The press release contains non-GAAP financial measures including (i) Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin; (ii) Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin; (iii) Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share; (iv) Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio (collectively, our “Non-GAAP Debt Measures”); and (v) certain financial metrics after eliminating the impact of changes in foreign currency exchange rates (collectively, our “Constant Currency Measures”).

We have included these non-GAAP financial measures because we believe that they provide investors additional tools in understanding our financial performance and condition.

Specifically, we believe that:

(1) Cash Site Leasing Revenue and Tower Cash Flow are useful indicators of the performance of our site leasing operations;

(2) Adjusted EBITDA is useful to investors or other interested parties in evaluating our financial performance. Adjusted EBITDA is the primary measure used by management (1) to evaluate the economic productivity of our operations and (2) for purposes of making decisions about allocating resources to, and assessing the performance of, our operations. Management believes that Adjusted EBITDA helps investors or other interested parties meaningfully evaluate and compare the results of our operations (1) from period to period and (2) to our competitors, by excluding the impact of our capital structure (primarily interest charges from our outstanding debt) and asset base (primarily depreciation, amortization and accretion) from our financial results. Management also believes Adjusted EBITDA is frequently used by investors or other interested parties in the evaluation of REITs. In addition, Adjusted EBITDA is similar to the measure of current financial performance generally used in our debt covenant calculations. Adjusted EBITDA should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance;

(3) FFO, AFFO and AFFO per share, which are metrics used by our public company peers in the communication site industry, provide investors useful indicators of the financial performance of our business and permit investors an additional tool to evaluate the performance of our business against those of our two principal competitors. FFO, AFFO, and AFFO per share are also used to address questions we receive from analysts and investors who routinely assess our operating performance on the basis of these performance measures, which are considered industry standards. We believe that FFO helps investors or other interested parties meaningfully evaluate financial performance by excluding the impact of our asset base (primarily depreciation, amortization and accretion and asset impairment and decommission costs). We believe that AFFO and AFFO per share help investors or other interested parties meaningfully evaluate our financial performance as they include (1) the impact of our capital structure (primarily interest expense on our outstanding debt) and (2) sustaining capital expenditures and exclude the impact of (1) our asset base (primarily depreciation, amortization and accretion and asset impairment and decommission costs) and (2) certain non-cash items, including straight-lined revenues and expenses related to fixed escalations and rent free periods and the non-cash portion of our reported tax provision. GAAP requires rental revenues and expenses related to leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. In accordance with GAAP, if payment terms call for fixed escalations, or rent free periods, the revenue or expense is recognized on a straight-lined basis over the fixed, non-cancelable term of the contract. We only use AFFO as a performance measure. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance and should not be considered as an alternative to cash flows from operations or as residual cash flow available for discretionary investment. We believe our definition of FFO is consistent with how that term is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and that our definition and use of AFFO and AFFO per share is consistent with those reported by the other communication site companies;

(4) Our Non-GAAP Debt Measures provide investors a more complete understanding of our net debt and leverage position as they include the full principal amount of our debt which will be due at maturity and, to the extent that such measures are calculated on Net Debt are net of our cash and cash equivalents, short-term restricted cash, and short-term investments; and

(5) Our Constant Currency Measures provide management and investors the ability to evaluate the performance of the business without the impact of foreign currency exchange rate fluctuations.

In addition, Tower Cash Flow, Adjusted EBITDA, and our Non-GAAP Debt Measures are components of the calculations used by our lenders to determine compliance with certain covenants under our Senior Credit Agreement and indentures relating to our 2020 Senior Notes and 2021 Senior Notes. These non-GAAP financial measures are not intended to be an alternative to any of the financial measures provided in our results of operations or our balance sheet as determined in accordance with GAAP.

Financial Metrics after Eliminating the Impact of Changes In Foreign Currency Exchange Rates

We eliminate the impact of changes in foreign currency exchange rates for each of the financial metrics listed in the table below by dividing the current period’s financial results by the average monthly exchange rates of the prior year period, and by eliminating the impact of the remeasurement of our intercompany loans. The table below provides the reconciliation of the reported year-over-year change of each of such measures to the change after eliminating the impact of changes in foreign currency exchange rates to such measure.

	Fourth quarter
	2025 year	Foreign	Change excluding
	over year	currency	foreign
	change	impact	currency impact
Total site leasing revenue	3.1%	1.5%	1.6%
Total cash site leasing revenue	2.7%	1.5%	1.2%
Int’l cash site leasing revenue	13.6%	5.4%	8.2%
Total site leasing segment operating profit	1.0%	1.2%	(0.2%)
Int’l site leasing segment operating profit	11.9%	5.1%	6.8%
Total site leasing tower cash flow	0.8%	1.2%	(0.4%)
Int’l site leasing tower cash flow	9.4%	5.1%	4.3%
Net cash interest expense	30.4%	(0.2%)	30.6%
Net income	107.2%	67.3%	39.9%
Earnings per share — diluted	116.2%	74.4%	41.8%
Adjusted EBITDA	(0.7%)	1.2%	(1.9%)
AFFO	(9.2%)	1.5%	(10.7%)
AFFO per share	(8.1%)	1.4%	(9.5%)

Cash Site Leasing Revenue, Tower Cash Flow, and Tower Cash Flow Margin

The table below sets forth the reconciliation of Cash Site Leasing Revenue and Tower Cash Flow to their most comparable GAAP measurement and Tower Cash Flow Margin, which is calculated by dividing Tower Cash Flow by Cash Site Leasing Revenue.

	Domestic Site Leasing		Int’l Site Leasing		Total Site Leasing
	For the three months		For the three months		For the three months
	ended December 31,		ended December 31,		ended December 31,
	2025	2024	2025	2024	2025	2024
	(in thousands)
Site leasing revenue	$464,551	$471,861	$201,666	$174,474	$666,217	$646,335
Non-cash straight-line leasing revenue	1,407	453	(4,265)	(681)	(2,858)	(228)

Cash site leasing revenue	465,958	472,314	197,401	173,793	663,359	646,107
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(71,262)	(68,799)	(59,409)	(47,305)	(130,671)	(116,104)
Non-cash straight-line ground lease expense	(1,162)	(2,504)	686	262	(476)	(2,242)

Tower Cash Flow	$393,534	$401,011	$138,678	$126,750	$532,212	$527,761

Tower Cash Flow Margin	84.5%	84.9%	70.3%	72.9%	80.2%	81.7%

Forecasted Tower Cash Flow for Full Year 2026

The table below sets forth the reconciliation of forecasted Tower Cash Flow set forth in the Outlook section to its most comparable GAAP measurement for the full year 2026:

	Full Year 2026
	(in millions)
Site leasing revenue	$2,625.0	to	$2,650.0
Non-cash straight-line leasing revenue	(8.5)	to	(3.5)

Cash site leasing revenue	2,616.5	to	2,646.5
Site leasing cost of revenues (excluding depreciation, accretion, and amortization)	(526.0)	to	(541.0)
Non-cash straight-line ground lease expense	(8.5)	to	(3.5)

Tower Cash Flow	$2,082.0	to	$2,102.0

Adjusted EBITDA, Annualized Adjusted EBITDA, and Adjusted EBITDA Margin

The table below sets forth the reconciliation of Adjusted EBITDA to its most comparable GAAP measurement.

	For the three months
	ended December 31,
	2025	2024
	(in thousands)
Net income	$370,426	$178,791
Non-cash straight-line leasing revenue	(2,858)	(228)
Non-cash straight-line ground lease expense	(476)	(2,242)
Non-cash compensation	19,182	17,934
Loss from extinguishment of debt, net	—	1,512
Other (income) expense, net	(254,328)	124,606
Acquisition and new business initiatives related adjustments and expenses	8,898	6,567
Asset impairment and decommission costs	81,586	19,997
Interest income	(7,224)	(20,603)
Total interest expense (1)	128,200	120,950
Depreciation, accretion, and amortization	80,390	65,073
Provision (benefit) for taxes (2)	62,230	(23,107)

Adjusted EBITDA	$486,026	$489,250

Annualized Adjusted EBITDA (3)	$1,944,104	$1,957,000

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	Includes franchise and gross receipts taxes reflected in the Statements of Operations in selling, general and administrative expenses.
(3)	Annualized Adjusted EBITDA is calculated as Adjusted EBITDA for the most recent quarter multiplied by four.

The calculation of Adjusted EBITDA Margin is as follows:

	For the three months
	ended December 31,
	2025	2024
	(in thousands)
Total revenues	$719,583	$693,700
Non-cash straight-line leasing revenue	(2,858)	(228)

Total revenues minus non-cash straight-line leasing revenue	$716,725	$693,472

Adjusted EBITDA	$486,026	$489,250

Adjusted EBITDA Margin	67.8%	70.6%

Forecasted Adjusted EBITDA for Full Year 2026

The table below sets forth the reconciliation of the forecasted Adjusted EBITDA set forth in the Outlook section to its most comparable GAAP measurement for the full year 2026:

	Full Year 2026
	(in millions)
Net income	$774.5	to	$827.5
Non-cash straight-line leasing revenue	(8.5)	to	(3.5)
Non-cash straight-line ground lease expense	(8.5)	to	(3.5)
Non-cash compensation	70.0	to	65.0
Other income, net	(38.0)	to	(38.0)
Acquisition and new business initiatives related adjustments and expenses	24.0	to	19.0
Asset impairment and decommission costs	160.5	to	155.5
Interest income	(22.0)	to	(12.0)
Total interest expense (1)	551.5	to	533.5
Depreciation, accretion, and amortization	333.5	to	323.5
Provision for taxes (2)	75.0	to	65.0

Adjusted EBITDA	$1,912.0	to	$1,932.0

(1)	Total interest expense includes interest expense, non-cash interest expense, and amortization of deferred financing fees.
(2)	Includes projections for franchise taxes and gross receipts taxes, which will be reflected in the Statement of Operations in Selling, general, and administrative expenses.

Funds from Operations (“FFO”), Adjusted Funds from Operations (“AFFO”), and AFFO per share

The tables below set forth the reconciliations of FFO, AFFO, and AFFO per share to their most comparable GAAP measurement.

	For the three months
	ended December 31,
	2025		2024
	(in thousands)	($ per share)	(in thousands)	($ per share)
Net income	$370,426	$3.47	$178,791	$1.65
Real estate related depreciation, amortization, and accretion	78,168	0.73	63,588	0.59
Asset impairment and decommission costs	81,586	0.76	19,997	0.18

FFO	$530,180	$4.96	$262,376	$2.42
Adjustments to FFO:
Non-cash straight-line leasing revenue	(2,858)	(0.03)	(228)	—
Non-cash straight-line ground lease expense	(476)	—	(2,242)	(0.02)
Non-cash compensation	19,182	0.18	17,934	0.17
Adjustment for non-cash portion of tax provision (benefit) and other tax adjustments (1)	49,047	0.46	(30,433)	(0.28)
Non-real estate related depreciation, amortization, and accretion	2,222	0.02	1,485	0.01
Amortization of deferred financing costs and debt discounts and non-cash interest expense	4,249	0.04	10,805	0.10
Loss from extinguishment of debt, net	—	—	1,512	0.01
Other (income) expense, net	(254,328)	(2.37)	124,606	1.16
Acquisition and new business initiatives related adjustments and expenses	8,898	0.08	6,567	0.06
Non-discretionary cash capital expenditures	(15,671)	(0.15)	(17,310)	(0.16)

AFFO	$340,445	$3.19	$375,072	$3.47
Adjustments for joint venture partner interest	(1,171)	(0.01)	(1,539)	(0.01)

AFFO attributable to SBA Communications Corporation	$339,274	$3.18	$373,533	$3.46

Diluted weighted average number of common shares		106,651		108,105

(1)

This amount includes approximately $36.0 million in taxes related to the sale of substantially all of the Company’s operations in Canada as well as a $5.1 million one-time income tax liability in Brazil. We believe that these tax payments are nonrecurring, and do not believe these are an indication of our operating performance. Accordingly, we believe it is more meaningful to present AFFO and AFFO attributable to SBA Communications Corporation excluding these amounts.

Forecasted AFFO for the Full Year 2026

The tables below set forth the reconciliations of the forecasted AFFO and AFFO per share set forth in the Outlook section to their most comparable GAAP measurements for the full year 2026:

(in millions, except per share amounts)	Full Year 2026
	(in millions)			($ per share)
Net income	$774.5	to	$827.5	$7.28	to	$7.78
Real estate related depreciation, amortization, and accretion	321.0	to	316.0	3.02	to	2.97
Asset impairment and decommission costs	160.5	to	155.5	1.51	to	1.46

FFO	$1,256.0	to	$1,299.0	$11.81	to	$12.21
Adjustments to FFO:
Non-cash straight-line leasing revenue	(8.5)	to	(3.5)	(0.08)	to	(0.03)
Non-cash straight-line ground lease expense	(8.5)	to	(3.5)	(0.08)	to	(0.03)
Non-cash compensation	70.0	to	65.0	0.66	to	0.61
Non-real estate related depreciation, amortization, and accretion	12.5	to	7.5	0.12	to	0.07
Amortization of deferred financing costs and debt discounts and non-cash interest expense	29.5	to	29.5	0.28	to	0.28
Other income, net	(38.0)	to	(38.0)	(0.36)	to	(0.36)
Acquisition and new business initiatives related adjustments and expenses	24.0	to	19.0	0.23	to	0.18
Non-discretionary cash capital expenditures	(77.0)	to	(67.0)	(0.74)	to	(0.64)

AFFO	$1,260.0	to	$1,308.0	$11.84	to	$12.29
Adjustments for joint venture partner interest	(4.0)	to	(4.0)	(0.04)	to	(0.04)

AFFO attributable to SBA Communications Corporation	$1,256.0	to	$1,304.0	$11.80	to	$12.25

Diluted weighted average number of common shares (1)				106.4	to	106.4

(1)	Weighted average number of common shares does not contemplate any additional repurchases of the Company’s stock during 2026.

Net Debt, Net Secured Debt, Leverage Ratio, and Secured Leverage Ratio

Net Debt is calculated using the notional principal amount of outstanding debt. Under GAAP policies, the notional principal amount of the Company’s outstanding debt is not necessarily reflected on the face of the Company’s financial statements.

The Net Debt and Leverage calculations are as follows:

December 31,
2025
(in thousands)
2020-1C Tower Securities	$750,000
2020-2C Tower Securities	600,000
2021-1C Tower Securities	1,165,000
2021-2C Tower Securities	895,000
2021-3C Tower Securities	895,000
2022-1C Tower Securities	850,000
2024-1C Tower Securities	1,450,000
2024-2C Tower Securities	620,000
Revolving Credit Facility	475,000
2024 Term Loan	2,259,750

Total secured debt	9,959,750
2020 Senior Notes	1,500,000
2021 Senior Notes	1,500,000

Total unsecured debt	3,000,000

Total debt	$12,959,750

Leverage Ratio
Total debt	$12,959,750
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(439,020)

Net debt	$12,520,730

Divided by: Annualized Adjusted EBITDA	$1,944,104

Leverage Ratio	6.4x

Secured Leverage Ratio
Total secured debt	$9,959,750
Less: Cash and cash equivalents, short-term restricted cash and short-term investments	(439,020)

Net Secured Debt	$9,520,730

Divided by: Annualized Adjusted EBITDA	$1,944,104

Secured Leverage Ratio	4.9x